Exhibit 10.1

AMENDMENT NO. 1 TO

CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE, dated as of April 30, 2025 (this “Amendment”), issued by Super League Enterprise, Inc., a Delaware corporation (the “Company”) to 1800 Diagonal Lending, LLC, a a Virginia Limited Liability Company, or its registered assigns (collectively, the “Holder”).

W I T N E S S E T H

WHEREAS, on March 26, 2025, the Company and the Holder entered into a Securities Purchase Agreement (the “Agreement”), pursuant to which the Company issued a Convertible Promissory Note (the “Note”) in the principal amount of $300,000; and

WHEREAS, the Company and the Holder wish to amend the terms of the Note as more specifically set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Note (and to the extent required to be consistent with this Amendment, references to and terms regarding the Note set forth in the Agreement) are as follows:

1.         Definitions; References; Continuation of Note. Unless otherwise specified or amended herein, each term used herein that is defined in the Note shall have the meaning assigned to such term in the Note, or, if applicable, the Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Note” and each other similar reference, contained in the Note and/or the Agreement shall from and after the date hereof refer to the Note and, if applicable, the Agreement to the extent required to be consistent with this Amendment to the Note. Except as amended hereby, all terms and provisions of the Note shall continue unmodified and remain in full force and effect.

2.         Amendment. Section 1.1 of the Note is hereby deleted and replaced in its entirety with the following:

“1.1         Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date, or (ii) the date of payment of the Default Amount (as defined in Article III), each in respect of the remaining outstanding amount of this Note to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note: (A) in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock; or (B) prior to the receipt and effectiveness of the Stockholder Approval (as defined below), in excess of the Exchange Cap (as defined below). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.4 hereof. The Holder shall be entitled to deduct $1,500.00 from the conversion amount in each Notice of Conversion to cover Holder's deposit fees associated with each Notice of Conversion. Any additional expenses incurred by Holder with respect to the Borrower's transfer agent, for the issuance of the Common Stock into which this Note is convertible into, shall immediately and automatically be added to the balance of the Note at such time as the expenses are incurred by Holder. For purposes of this Note, the term “Stockholder Approval” shall mean the approval of a sufficient amount of holders of the Company’s Common Stock to satisfy the shareholder approval requirements for such action, as provided in Nasdaq Rule 5635(d), to effectuate the transactions contemplated by this Note, including but not limited to, the issuance of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock immediately prior to the Issuance Date (the “Exchange Cap”), subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock.”

5.         Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.         Governing Law. This Amendment shall be governed by and construed in accordance with Section 4.6 of the Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

SUPER LEAGUE ENTERPRISE, INC.

By:/s/ Matt Edelman

 Matthew Edelman

 Chief Executive Officer

1800 DIAGONAL LENDING, LLC

By: /s/ Curt Kramer

 Curt Kramer

 President

Signature Page to Amendment No. 1 to Convertible Promissory Note

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